As filed with the Securities and Exchange Commission on February 2, 2011
                                                    Registration No. 333-_______
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              DATAMILL MEDIA CORP.
             (Exact name of registrant as specified in its charter)

           Nevada                                                  98-0427526
(State or other jurisdiction    (Primary Standard Industrial     (IRS Employer
      of organization)               Classification Code)      Identification #)

                  7731 So. Woodridge Drive, Parkland, FL 33067
                            Telephone: (954) 592-5322
    (Address, including zip code, and telephone number, including area code, of registrants principal executive offices)

                                    COPY TO:

                               David E. Wise, Esq.
                                  The Colonnade
                           9901 IH-10 West, Suite 800
                            San Antonio, Texas 78230
                            Telephone: (210) 558-2858
                            Facsimile: (210) 579-1775
                            Email: wiselaw@gvtc.com
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]                        Accelerated filer [ ]
Non-accelerated filer [ ]                          Smaller reporting company [X]

                         CALCULATION OF REGISTRATION FEE
================================================================================
Securities to     Amount To Be    Offering Price     Aggregate      Registration
be Registered      Registered       Per Share      Offering Price      Fee [1]
--------------------------------------------------------------------------------
Common Stock:       5,000,000        $0.02            $100,000        $11.61
================================================================================
[1] Estimated solely for purposes of calculating the registration fee under Rule 457.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

                                   PROSPECTUS

                              DATAMILL MEDIA CORP.
                             SHARES OF COMMON STOCK
               1,000,000 SHARES MINIMUM - 5,000,000 SHARES MAXIMUM

     Before this offering, there has been a limited public market for our common stock. Our Common Stock is presently traded on the OTC Markets under the trading symbol "SPLI." In the event that we sell at least the minimum number of shares in this offering, of which there is no assurance, we intend to have our shares of common stock quoted on the Over the Counter Bulletin Board operated by the Financial Industry Regulatory Authority ("FINRA"). There is no assurance that our shares will ever be quoted on the Over the Counter Bulletin Board.

     We are offering a minimum of 1,000,000 up to a maximum of 5,000,000 shares of our common stock in a direct public offering, without any involvement of underwriters or broker-dealers. The offering price is $0.02 per share. In the event that 1,000,000 shares are not sold within 270 days, all money received by us will be promptly returned to you without interest or deduction of any kind.

     If at least 1,000,000 shares are sold within 270 days, all money received will be retained by us and there will be no refund. Funds will be held in a separate bank account at Chase Bank. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we have segregated your funds. As a result, creditors could attach the funds.

     There is no minimum purchase requirement and there are no arrangements to place the funds in an escrow, trust, or similar account.

     Our common stock will be sold on our behalf by Vincent Beatty and Thomas Hagan, our sole officers and directors. Neither of our officers or directors will receive any commissions or proceeds from the offering for selling shares on our behalf.

     INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" STARTING AT PAGE 5.

                               Offering
                                Price         Expenses      Proceeds to Us
                                -----         --------      --------------
Per Share - Minimum           $   0.02        $                 $
Per Share - Maximum           $   0.02        $                 $
Minimum                       $ 20,000        $ 5,000           $15,000
Maximum                       $100,000        $10,000           $90,000

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this prospectus is _______________________.

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

Summary of Prospectus                                                       3

Risk Factors                                                                5

Use of Proceeds                                                             7

Determination of Offering Price                                             8

Dilution of the Price You Pay for Your Shares                               8

Plan of Distribution; Terms of the Offering                                 9

Management's Discussion and Analysis of Financial Condition and
Plan of Development Stage Activities                                       12

Business                                                                   14

Management                                                                 16

Executive Compensation                                                     18

Principal Shareholders                                                     19

Description of Securities                                                  20

Certain Transactions                                                       21

Litigation                                                                 21

Experts                                                                    21

Legal Matters                                                              21

Financial Statements                                                       21

                             SUMMARY OF OUR OFFERING

OUR BUSINESS

     We were incorporated in the State of Nevada on July 15, 2003 as Smitten
Press: Local Lore and Legends, Inc. On April 30, 2010, our Board of Directors approved a change in our name to DataMill Media Corp.("Company"), effective at the close of business on June 30, 2010. On April 30, 2010, our Board of Directors approved a reverse-split of our Common Stock on the basis of one new share of Common Stock for each one hundred shares of Common Stock held of record at the close of business on June 30, 2010. These corporate actions were ratified on April 30, 2010 by holders of a majority of the shares of Common Stock of the Company acting on written consent. We are a development stage company.

     We are a management consulting firm that educates and assists small businesses to improve their management, corporate governance, regulatory compliance and other business processes, with a focus on capital market participation. We provide solutions to clients at various stages of the business lifecycle.

     We have limited business operations and have achieved losses since inception. We have been issued a going concern opinion and rely upon the sale of our securities and loans from our officers and directors to fund operations.

     Our business office is located at 7731 So. Woodridge Drive, Parkland, FL 33067, and our telephone number is (954) 592-5322. Our website is www.datamillmedia.com. Our fiscal year end is December 31.

     Management or affiliates thereof will not purchase shares in this offering in order to reach the minimum.

THE OFFERING

Following is a brief summary of this offering:

Securities being offered           A minimum of 1,000,000 shares of common stock
                                   and a maximum of 5,000,000 shares of common stock, par value $0.001.

Offering price per share           $0.02

Offering period                    Our shares are being offered for a period not
                                   to exceed 270 days.

Net proceeds to us                 Approximately $15,000 assuming the minimum
                                   numbers of shares are sold. Approximately
                                   $90,000 assuming the maximum number of shares is sold.

Use of proceeds                    We will use the proceeds to pay for offering
                                   expenses, the implementation of our business plan, and for working capital.

Number of shares outstanding
before the offering                10,325,000

Number of shares outstanding
after the offering if all of
the shares are sold                15,325,000

SUMMARY FINANCIAL DATA

     The summary statements of operations data for the years ended December 31, 2009 and 2008 and the summary balance sheet data as of December 31, 2009 and 2008 are derived from our audited financial statements included elsewhere in this prospectus. The summary statements of operations data for the three and nine months ended September 30, 2010 and 2009 and summary balance sheet data as of September 30, 2010 are derived from our unaudited financial statements included elsewhere in this prospectus. The unaudited financial statements were prepared on a basis consistent with our audited financial statements and include, in the opinion of management, all adjustments necessary for the fair presentation of the financial information contained in those statements. Historical results are not necessarily indicative of results to be expected in the future.

     You should read the summary financial data below together with "Management's Discussion and Analysis of Financial Condition and Plan of Development Stage Activities" and our financial statements and the related notes included elsewhere in this prospectus.

                                                             STATEMENTS OF OPERATIONS DATA

                                                                                                                       For the
                                                                                                                     Period from
                              Three Months Ended            Nine Months Ended                                       June 1, 2003
                                 September 30,                September 30,                                         Inception) to
                                  (Unaudited)                  (Unaudited)               Year Ended December 31,    September 30,
                             2010           2009           2010            2009           2009           2008           2010
                          -----------    -----------    -----------     -----------    -----------    -----------    -----------
                                                                                                                     (Unaudited)
Revenue                   $        --    $        --    $        --     $        --    $        --    $        --    $        --
Operating loss                (17,550)            --        (56,487)           (500)          (538)       (84,466)    (1,122,356)
Other Expense                      --             --             --              --             --             --         (3,677)
Net loss                  $   (17,550)   $        --    $   (56,487)    $      (500)   $      (538)   $   (84,466)   $(1,126,033)

NET LOSS PER SHARE
Basic and diluted         $        --    $        --    $     (0.03)    $     (0.00)   $     (0.00)   $     (0.26)   $     (2.78)
WEIGHTED-AVERAGE SHARES:
Basic and diluted           4,500,824        325,000      1,722,059         325,000        325,000        324,377        405,652


                                                                  BALANCE SHEET DATA

                                                                                       September 30,        December 31,
                                                                                          2010           2009           2008
                                                                                       -----------    -----------    -----------
                                                                                       (Unaudited)
Total assets                                                                           $    2,500     $     --       $       --
Total current liabilities                                                                 142,387       93,400           92,862
Total stockholders'deficit                                                               (139,887)     (93,400)         (92,862)

                                  RISK FACTORS

     PLEASE CONSIDER THE FOLLOWING RISK FACTORS BEFORE DECIDING TO INVEST IN OUR COMMON STOCK.

RISKS ASSOCIATED WITH OUR COMPANY

     BECAUSE OUR AUDITORS HAVE ISSUED A GOING CONCERN OPINION, THERE IS SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

     Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

     WE LACK AN OPERATING HISTORY AND HAVE LOSSES THAT WE EXPECT TO CONTINUE INTO THE FUTURE. THERE IS NO ASSURANCE OUR FUTURE OPERATIONS WILL RESULT IN PROFITABLE REVENUES. IF WE CANNOT GENERATE SUFFICIENT REVENUES TO OPERATE PROFITABLY, WE WILL CEASE OPERATIONS AND YOU WILL LOSE YOUR INVESTMENT.

     We were incorporated in July, 2003 and we have recently started our business operations. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $1,126,033 of which $86,880 is for general and administrative expenses, $195,049 is for professional fees, $840,427 is for officer compensation, and $3,677 is for loss on foreign currency exchange. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

     *    completion of this offering;
     *    our ability to attract customers who will buy our services from us;
          and
     *    our ability to generate revenues through the sale of our services.

     Based upon current plans, we expect to incur operating losses in future periods since we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause you to lose your investment.

     WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO OPERATE OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE OUR BUSINESS PLAN. IF WE NEED ADDITIONAL FUNDS AND ARE UNABLE TO RAISE THEM WE WILL HAVE TO TERMINATE OUR OPERATIONS.

     We have recently started our business operations. We need the proceeds from this offering to continue our operations. If the minimum of $20,000 is raised, this amount will enable us, after paying the expenses of this offering, to operate for one year. If we need additional funds and are unable to raise the money, we will have to cease operations.

     IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

     Since we are small company and do not have much capital, we must limit marketing our services. The sale of services is how we will initially generate revenues. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

     BECAUSE OUR TWO OFFICERS AND DIRECTORS WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING CUSTOMERS AND RESULT IN A LACK OF REVENUES THAT MAY CAUSE US TO SUSPEND OR CEASE OPERATIONS.

     Our two officers and directors will only be devoting limited time to our operations. Because they will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to them. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

RISKS ASSOCIATED WITH THIS OFFERING:

     BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR YOUR SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY, OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES YOUR SUBSCRIPTION, YOU WILL LOSE YOUR INVESTMENT.

     Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, if the minimum conditions of this offering are not satisfied, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

     BECAUSE OUR SOLE OFFICERS AND DIRECTORS, WHO ARE ALSO OUR SOLE PROMOTERS, WILL OWN 90.1% OF OUR TOTAL OUTSTANDING COMMON STOCK IF THE MINIMUM AMOUNT OF THE OFFERING IS SOLD AND 66.6% OF OUR TOTAL OUTSTANDING COMMON STOCK IF THE MAXIMUM AMOUNT OF THE OFFERING IS SOLD ,THEY WILL RETAIN CONTROL OF US AND WILL BE ABLE TO DECIDE WHO WILL BE DIRECTORS AND YOU MAY NOT BE ABLE TO ELECT ANY DIRECTORS WHICH COULD DECREASE THE PRICE AND MARKETABILITY OF OUR SHARES.

     Even if we sell all 5,000,000 shares of common stock in this offering, our two officers and directors will own 66.6% of the total outstanding common stock; if the minimum amount of the offering is sold they will own 90.1% of the total outstanding common stock. As a result, after completion of this offering, regardless of the number of shares we sell, our two officers and directors and our two other current shareholders will be able to elect all of our directors and control our operations, which could decrease the price and marketability of our shares.

     BECAUSE THERE IS A LIMITED PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE ABLE TO RESELL YOUR STOCK.

     There is currently a limited public trading market for our common stock. Our Common Stock is traded on the Over-The-Counter market under the trading symbol "SPLI".

     BECAUSE THE SEC IMPOSES ADDITIONAL SALES PRACTICE REQUIREMENTS ON BROKERS WHO DEAL IN OUR SHARES THAT ARE PENNY STOCKS, SOME BROKERS MAY BE UNWILLING TO TRADE THEM. THIS MEANS THAT YOU MAY HAVE DIFFICULTY RESELLING YOUR SHARES AND THIS MAY CAUSE THE PRICE OF OUR SHARES TO DECLINE.

     Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of our shares to decline.

     FINRA SALES PRACTICE REQUIREMENTS MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

     The FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity and liquidity of our common stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker-dealers may be willing to make a market in our common stock, which may limit your ability to buy and sell our stock.

                                 USE OF PROCEEDS

     Our offering is being made in a direct public offering, without any involvement of underwriters or broker-dealers, on a 1,000,000 common shares minimum, 5,000,000 common shares maximum basis. The table below sets forth the use of proceeds if 1,000,000 or 5,000,000 common shares of the offering are sold.

                                                1,000,000         5,000,000
                                                ---------         ---------
Gross proceeds                                   $ 20,000          $100,000
Offering expenses                                $  5,000          $ 10,000
Net proceeds                                     $ 15,000          $ 90,000

The net proceeds will be used as follows:

Website development                              $  1,000          $  2,000
Marketing and advertising                        $  1,000          $  3,000
Product Inventory                                $  5,000          $ 40,000
Equipment                                        $  1,000          $ 20,000
Hiring one additional employee                   $      0          $ 10,000
Audit, accounting and filing fees                $  5,500          $  5,500
Other expenses                                   $  1,500          $  9,500
TOTAL                                            $ 15,000          $ 90,000

     Total offering expenses of $5,000 (minimum) and $10,000 (maximum) to be paid from the proceeds of the offering are for legal fees and auditing fees, and printing costs related to this offering. No other expenses of the offering will be paid from the proceeds.

     We estimate that our basic equipment requirements will cost $1,000.

     We intend to hire one additional employee to handle administrative duties, provided we raise the maximum amount of the offering.

     We estimate our auditing and accounting fees to be $5,500 during the next twelve months.

     We have allocated between $1,500 and $9,500 for additional unforeseen expenses which may arise as a result of initiating our operations.

     The proceeds from the offering will allow us to operate for twelve months, whether the minimum or maximum amount is raised. We have determined that the funds would last twelve months, including filing reports with the Securities and Exchange Commission, as well as the business activities contemplated by our business plan.

                         DETERMINATION OF OFFERING PRICE

     The price of the shares we are offering was arbitrarily determined in order for us to raise a minimum of $20,000 and a maximum of $100,000 in this offering. The offering price bears no relationship to our assets, earnings, book value or other criteria of value. Among the factors we considered were:

     *    our lack of operating history;
     *    the proceeds to be raised by the offering;
     * the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing stockholder; and,
     *    our relative cash requirements.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of our shares being offered. Dilution of the value of our shares you purchase is also a result of the lower book value of our shares held by our existing stockholders.

     As of September 30, 2010, the net tangible book value of our shares of common stock was ($139,887) or approximately $0.00 per share based upon 10,325,000 shares outstanding.

IF THE MAXIMUM NUMBER OF THE SHARES ARE SOLD:

     Upon completion of this offering, in the event all 5,000,000 of our shares are sold, the net tangible book value of the 15,325,000 shares to be outstanding will be ($39,887) or approximately $0.00 per share. The net tangible book value of our shares held by our existing stockholder will be increased by $0.00 per share without any additional investment on their part. You will incur an immediate dilution from $0.02 per share to $0.00 per share

     After completion of this offering, if 5,000,000 shares are sold, you will own 33.4% of the total number of outstanding shares for which you will have made a cash investment of $100,000, or $0.02 per share. Our existing stockholders will own 66.6% of the total number of outstanding shares for which they have made cash contributions totaling $10,000 or approximately $0.001 per share.

IF THE MINIMUM NUMBER OF THE SHARES ARE SOLD:

     Upon completion of this offering, in the event 1,000,000 of the shares are sold, the net tangible book value of the 11,325,000 shares then outstanding will be ($119,887), or approximately $0.00 per share. The net tangible book value of our shares held by our existing stockholders will be increased by $0.00 per share without any additional investment on their part. You will incur an immediate dilution from $0.02 per share to $0.00 per share.

     After completion of this offering, if 1,000,000 shares are sold, you will own approximately 9.9% of the total number of outstanding shares for which you will have made a cash investment of $20,000, or $0.02 per share. Our existing stockholders will own approximately 90.1% of the total number of outstanding shares for which they have made cash contributions totaling $10,000 or approximately $0.001 per share.

                   PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

     We are offering up to 5,000,000 shares of common stock on a best efforts basis, 1,000,000 shares minimum, 5,000,000 shares maximum. The offering price is $0.02 per share. Funds from this offering will be placed in a separate bank account at Chase Bank. The funds will be maintained in a separate bank until we receive a minimum of $20,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this Prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will be immediately used by us. If we do not receive the minimum amount of $20,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind. During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $20,000 within the 270 day period referred to above. There are no broker-dealers or finders involved in our distribution. Officers, directors, affiliates or anyone involved in marketing our shares will not be allowed to purchase shares in the offering. You will not have the right to withdraw your funds during the offering. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or if there is a material change in the terms of the offering. The following are material changes that would entitle you to a refund of your money:

     *    an extension of the offering period beyond 270 days;
     *    a change in the offering price;
     *    a change in the minimum sales requirement;
     * a change to allow sales to affiliates in order to meet the minimum sales requirement; or
     * a change in the amount of proceeds necessary to release the funds held in the separate bank account.

     If any of the above material changes occurs, a new offering may be made by means of a post-effective amendment.

     We will sell the shares in this offering through our two officers and directors, who will receive no commission from the sale of any shares. They will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. The conditions are that:

     1. The person is not statutorily disqualified, as that term is defined in
Section 3(a)(39) of the Act, at the time of his or her participation; and,

     2. The person is not compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     3. The person is not at the time of his or her participation, an associated person of a broker-dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he or she (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months; and (C) does not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or
(a)(4)(iii).

     Our two officers and directors are not statutorily disqualified, are not being compensated, and are not associated with a broker-dealer. They are and will continue to be our sole officers and directors at the end of the offering and have not been during the last twelve months and are not currently a broker-dealer or associated with a broker-dealer. They will not participate in selling and offering securities for any issuer more than once every twelve months.

     Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Our officers and directors will also distribute the prospectus to potential investors at meetings, to business associates and to their friends and relatives who are interested in a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

     Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

     We do not have any agreements with underwriters with respect to the sale of shares in this offering. In the event the Company sells all or part of the shares offered in this prospectus to or through an underwriter, the maximum compensation paid to any such underwriter shall be 8%.

SECTION 15(g) OF THE EXCHANGE ACT - PENNY STOCK RULES

     The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the OTC Bulletin Board system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

     The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the SEC, which:

     * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
     * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;
     * contains a brief, clear, narrative description of a dealer market, including "BID" and "ASK" prices for penny stocks and the significance of the spread between the bid and ask price;
     * contains a toll-free telephone number for inquiries on disciplinary actions;
     * defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
     * contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

     The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

     *    with bid and offer quotations for the penny stock;
     * the compensation of the broker-dealer and its salesperson in the transaction;
     * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
     * monthly account statements showing the market value of each penny stock held in the customer's account.

     In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our securities because it will be subject to these penny stock rules. Therefore, security holders may have difficulty selling those securities.

REGULATION M

     Our officers and directors, who will sell the shares, are aware that they are required to comply with the provisions of Regulation M, promulgated under the Securities and Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes officers and/or directors, sales agents, any broker-dealers or other person who participate in the distribution of shares in this offering from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete.

OFFERING PERIOD AND EXPIRATION DATE

     This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of 270 days, or sooner if the offering is completed or otherwise terminated by us. We will not accept any money until our registration statement is declared effective by the SEC.

PROCEDURES FOR SUBSCRIBING

     We will not accept any money until our registration statement is declared effective by the SEC. Once the registration statement is declared effective by the SEC, if you decide to subscribe for any shares in this offering, you must:

     1. Execute and deliver a subscription agreement, a copy of which is included with the prospectus; and

     2. Deliver a check, wire transfer, bank draft or money order to us for acceptance or rejection.

     All checks for subscriptions must be made payable to "DATAMILL MEDIA
CORP."

RIGHT TO REJECT SUBSCRIPTIONS

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                      PLAN OF DEVELOPMENT STAGE ACTIVITIES

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

     We are a development stage corporation and have recently started our business operations, and have not yet generated or realized any revenues.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. Whether we raise the minimum or maximum amount of money in this offering, it will last twelve months. The difference between the minimum and maximum amount relates to the website development; marketing and advertising; equipment and office furniture; and hiring one employee. In each case, if we raise the maximum amount, we will devote more funds to the same in order to enhance the quality of the website and promote our business plan to potential customers.

PLAN OF DEVELOPMENT STAGE ACTIVITIES

     Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase any significant equipment. Further, we do not expect significant changes in the number of employees. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. Upon completion of our public offering, our goal is to expand and market our operations.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

     Our financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management's applications of accounting policies. Significant estimates in 2010, 2009 and 2008 include an estimate of the deferred tax asset valuation allowance, valuation of stock based payments, and valuation of contributed services.

     In May 2009, the Financial Accounting Standards Board ("FASB") issued an accounting standard that became part of ASC Topic 855, "Subsequent Events". ASC Topic 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC Topic 855 sets forth (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. ASC Topic 855 is effective for interim or annual financial periods ending after June 15, 2009. The adoption of ASC Topic 855 did not have a material effect on the Company's financial statements.

     In June 2009, the FASB issued an accounting standard whereby the FASB Accounting Standards Codification ("Codification") will be the single source of authoritative non-governmental United States of America generally accepted accounting principles ("GAAP"). Rules and interpretive releases of the United States of America Securities and Exchange Commission ("SEC") under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. ASC Topic 105 is effective for interim and annual periods ending after September 15, 2009. All existing accounting standards are superseded as described in ASC Topic 105. All other accounting literature not included in the

Codification is non-authoritative. The Codification has not had a significant impact on the Company's financial statements.

     Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

     There is no historical financial information about us upon which to base an evaluation of our performance. We are in development stage operations and have not yet generated any revenues from our operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns.

     In addition to this offering, we are seeking equity financing in order to obtain the capital required to implement our business plan.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available to us on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to our existing shareholders.

RESULTS OF OPERATIONS FOR ANNUAL PERIODS

     As reflected in the accompanying financial statements, the Company had a net loss and net cash used in operations of $538 and $0, respectively, for the year ended December 31, 2009 and a deficit accumulated during development stage of $1,069,546 and stockholders' deficiency of $93,400 at December 31, 2009 and is a development stage company with no revenues.

     As reflected in the accompanying financial statements, the Company had a net loss and net cash used in operations of $84,466 and $61,477, respectively, for the year ended December 31, 2008 and a deficit accumulated during development stage of $1,069,008 and stockholders' deficiency of $92,862 at December 31, 2008 and is a development stage company with no revenues.

RESULTS OF OPERATIONS FOR THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND
2009

THREE MONTHS ENDED SEPTEMBER 30, 2010 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 2009

     The Company has not had any revenue since its inception on June 1, 2003.

     The Company reported a net loss from operations of $17,550 for the three months ended September 30, 2010 compared with no activity for the three months ended September 30, 2009. Operating expenses for the three months ended September 30, 2010 consisted of $7,550 of general and administrative expenses and $10,000 of officer compensation.

NINE MONTHS ENDED SEPTEMBER 30, 2010 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2009

     The Company reported a net loss from operations of $56,487 ($0.03 per share) for the nine months ended September 30, 2010 compared with a loss from operations of $500 ($0.00 per share) for the nine months ended September 30, 2009. Operating expenses for the nine months ended September 30, 2010 consisted of $35,742 of professional fees, $10,745 of general and administrative expenses and $10,000 of officer compensation expense. Operating expenses for the nine months ended September 30, 2009 consisted of transfer agency fees.

LIQUIDITY AND CAPITAL RESOURCES

     As reflected in the accompanying financial statements, the Company had a net loss and net cash used in operations of $56,487 and $39,186, respectively, for the nine months ended September 30, 2010, a deficit accumulated during development stage of $1,126,033, stockholders' deficiency of $139,887 at September 30, 2010 and is a development stage company with no revenues. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital, and generate revenues.

     As reflected in the accompanying financial statements, the Company had a net loss and net cash used in operations of $538 and $0, respectively, for the year ended December 31, 2009 and a deficit accumulated during development stage of $1,069,546 and stockholders' deficiency of $93,400 at December 31, 2009 and is a development stage company with no revenues.

     As reflected in the accompanying financial statements, the Company had a net loss and net cash used in operations of $84,466 and $61,477, respectively, for the year ended December 31, 2008 and a deficit accumulated during development stage of $1,069,008 and stockholders' deficiency of $92,862 at December 31, 2008 and is a development stage company with no revenues.

     To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to successfully attract customers to utilize our services, we may use up the proceeds from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to continue our operations. At present, we have not made any arrangements to raise additional capital, other than through this offering.

     Our officers and directors are willing to loan us money for our operations until this offering has been completed or until the offering period has expired. If we need additional capital and cannot raise it we will either have to suspend operations until we do raise the capital or cease operations entirely. If we raise the minimum amount of money from this offering, it will last one year. Other than as described in this paragraph, we have no other financing plans.

     As of the date of this prospectus, we have yet to generate any revenues from our business operations.

     As of September 30, 2010, our total assets were $2,500, comprised of cash, and our total liabilities were $142,387.

                                    BUSINESS

GENERAL

     We were incorporated in the State of Nevada on July 15, 2003 as Smitten
Press: Local Lore and Legends, Inc. On April 30, 2010, our Board of Directors approved a change in our name to DataMill Media Corp. effective at the close of business on June 30, 2010. On April 30, 2010, our Board of Directors approved a reverse-split of our Common Stock on the basis of one new share of Common Stock for each one hundred shares of Common Stock held of record at the close of business on June 30, 2010. These corporate actions were ratified on April 30, 2010 by holders of a majority of the shares of Common Stock of the Company acting on written consent. The Amendment was filed with the State of Nevada on May 7, 2010, with the actions to take effect on June 30, 2010.

     We have had limited operations to date. Our business office is located at 7731 So. Woodridge Drive, Parkland, FL 33067 in premises leased to us on a month-to-month basis by one of our Officers. Our email address is www.datamillmedia.com.

     We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have not yet begun operations and will not begin operations until we have completed this offering. Our plan of operation is forward looking and there is no assurance that we will ever begin operations.

     We have not conducted any market research into the likelihood of success of our operations or the acceptance of our products or advisory services by the public.

BUSINESS OVERVIEW

     We provide a broad range of value-added management consulting services designed to improve corporate structures, business practices and procedures, record keeping, accounting and corporate governance in order for small private companies to advance and sustain themselves in the public capital marketplace. The fundamental aspect of these services is our ability to assemble a team of legal, accounting, marketing and other professionals who can guide our private company clients through the complex process of becoming public and provide compliance and strategic management consulting to public company clients with an aim of enhancing their intrinsic value and market capitalization.

     We also prepare and publish educational white papers to help businesspeople make the right decisions for the good of their companies when accessing the capital markets. Conducting a securities offering or being a publicly traded company involves a complex myriad of federal and state laws, rules and regulations, as well as customary best practices and procedures, any of which easily can be misunderstood, misinterpreted or misapplied. There are several traps for the unwary. We believe that the more management teams know and understand about these endeavors and the issues that they will face, the better able they are to make the right decisions.

     We are a management consulting firm that educates and assists small businesses to improve their management, corporate governance, regulatory compliance and other business processes, with a focus on capital market participation. We provide solutions to clients at various stages of the business lifecycle:

     * Educational products to improve business processes or explore entering the capital markets;
     *    Startup consulting to early-stage companies planning for growth;
     * Management consulting to companies seeking to enter the capital markets via self-underwriting or direct public offering or to move from one capital market to another; and
     *    Compliance services to fully reporting, publicly traded companies.

     We help companies to understand and prepare to meet the obligations incumbent upon public reporting companies, to access the public capital markets primarily through the companies' self underwriting or direct public offerings of their securities. We also guide and assist them in maintaining their periodic reporting compliance process. We focus on the small business market, which we believe is underserved by larger management consulting services firms. As a fully reporting, small business issuer with our common stock quoted and traded on the OTC Markets under the symbol "SPLI", we strive to lead by example.

     We will generate revenue primarily from consulting services that we provide to private company clients seeking to become fully reporting, publicly traded companies. We also generate revenue from regulatory compliance services that we provide to public company clients that are required to file periodic and other reports with the United States Securities and Exchange Commission ("SEC"). We offer these services for a flat-fee consisting of cash and restricted shares of our clients' common stock. Our revenue recognition policy for management consulting services is based on the value received by our customers at measurable milestones during the process that our clients undergo in becoming public companies. We also generate revenue from sales of our database of educational white papers to the public and open line consultations with potential clients regarding their prospects of becoming public companies.

REGULATORY REQUIREMENTS

     We are not required to obtain any special licenses, nor meet any special regulatory requirements before establishing our business, other than a simple business license. If new government regulations, laws, or licensing requirements are passed that would restrict or eliminate delivery of any of our intended products, then our business may suffer. Presently, to the best of our knowledge, no such regulations, laws, or licensing requirements exist or are likely to be implemented in the near future that would reasonably be expected to have a material impact on or sales, revenues, or income from our business operations.

     We are not a broker-dealer or Investment Advisor.

MARKETING AND REVENUES

     Initially, our business will be promoted by our two officers and directors. We also anticipate utilizing other marketing avenues in the future in our attempt to make our products known to the general public and attract potential customers. These marketing activities will be designed to inform potential customers about the benefits of using our services and may include the following: development and distribution of marketing literature; direct mail and email advertising; television infomercials; and promotion of our web site.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES

     We are a development stage company and currently have no employees, other than our two officers and directors, who will not receive any compensation until we commence business operations. There are no employment agreements or other compensation agreements in effect nor are any such agreements anticipated in the near future. We intend to hire additional employees when they are needed.

COMPETITION

     We face intense competition in every aspect of our business, and particularly from other firms which offer management, compliance and other consulting services to private and public companies. However, we have not identified any particular competitor that attempts to offer the full suite of services as us in a turnkey fashion. We also differentiate ourselves by (i) accepting a relatively low cash component as our fee for management consulting and regulatory compliance services and (ii) taking a greater portion of our fee in the form of restricted shares of our private clients' common stock. We also face competition from a large number of consulting firms, investment banks, venture capitalists, merchant banks, financial advisors and other management consulting and regulatory compliance services firms similar to ours. Many of our competitors have greater financial and management resources and some have greater market recognition than we do.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

     Our two directors will serve until her successor is elected and qualified. Our officers are elected by the board of directors to a term of one year and serve until their successor is duly elected and qualified, or until they are removed from office. Our board of directors has no nominating, auditing or compensation committees.

     The name, address, age and position of our officers and directors are forth below:

Name and Address        Age                         Positions
----------------        ---                         ---------

Vincent Beatty          48       President and Director

Thomas Hagan            68       Secretary, Chief Financial Officer and Director

     The persons named above are expected to hold their offices/positions until the next annual meeting of our stockholders.

VINCENT BEATTY

     Mr. Beatty has been the President/CEO and Chairman of the Board of Directors of the Company since January, 2010. In 1986 Mr. Beatty became a retail stockbroker where he worked for First New England Securities and Greenway Capital Corp. During his tenure with these firms Mr. Beatty helped to syndicate new public offerings and raised capital for these new issuers.

     In 1995, Mr. Beatty opened his own consulting firm, Devken Inc., and has owned and operated it to the present day. At Devken, Mr. Beatty has transacted several reverse mergers as well as guided several start-ups in completing their own Direct Public Offerings.

     Mr. Beatty has extensive knowledge and working contacts to assist small and start-up companies through the money raising efforts they require to get their companies off the ground. His connections with professional service providers offers an invaluable service so companies can save time, money, and avoid the pitfalls that they may otherwise encounter. Mr. Beatty's 20 plus years of experience in the securities industry , he is able, to consult, educate, and to help small and start-up companies plan for expansion and access capital markets.

     From 1980-1983 Mr. Beatty attended Western Illinois University where he studied Business and Finance.

THOMAS J. HAGAN

     Mr. Hagan has been appointed as Secretary and a Director of the Company effective January 15, 2011, and brings to the Company a strong background in marketing and general management. He will be responsible for working with management to develop a comprehensive plan for the Company's business operations.

     Mr. Hagan served as President of The Dorette Company, a manufacturer of point of purchase advertising products, from January 1987 until October 2002, and was responsible for a ten-fold increase in sales at that company during his tenure. From October 2002 to the present time Mr. Hagan has been an independent management consultant. His prior business experience includes management positions at General Electric Company in Cleveland, Philadelphia and Schenectady from 1960 to 1970. As a management consultant at McKinsey & Company from 1970 to 1973, he developed and managed marketing programs for numerous sales representative organizations, trade shows, key accounts and national accounts.

     Mr. Hagan is a graduate of Boston College School of Management, and received his Masters in Business Administration Degree from Case Western University. He has also served as a Captain in the U.S. Army Corps of Engineers.

AUDIT COMMITTEE FINANCIAL EXPERT

     Although we have not established an Audit Committee. The functions of the Audit Committee are currently carried out by our Board of Directors.

CONFLICTS OF INTEREST

     Both of our officers and directors devote approximately 20 hours per week to our Company. The only conflict that exists is that our officers and directors devote time to other projects or business interests, none of which conflict with our business activities.

                             EXECUTIVE COMPENSATION

     The Company did not compensate any of its officers or directors during the fiscal years ended December 2010, 2009 or 2008.

     We do not have any employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin to attain profitable operations.

     The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer.

STOCK OPTION AND OTHER COMPENSATION PLANS

     On August 30, 2010, we adopted a stock option plan for employees, directors, consultants and advisors, which provides for the issuance of up to 1,000,000 shares of common stock and which was ratified by the shareholders of the Company on the same date. No options have been granted under this plan.

COMPENSATION OF DIRECTORS

     Our two directors do not receive any compensation for serving as a member of our board of directors.

INDEMNIFICATION

     Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of her position, if she acted in good faith and in a manner she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which she is to be indemnified, we must indemnify her against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     In so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to Nevada law or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects their ownership assuming the sale of all of the shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

                                                                                         Percentage of
                           Number of       Percentage of       Number of Shares        Ownership After
                            Shares           Ownership          After Offering           the Offering
Name and Address          Before the        Before the        Assuming all of the     Assuming all of the
Beneficial Owner           Offering          Offering          Shares are Sold          Shares are Sold
----------------           --------          --------          ---------------          ---------------
Vincent Beatty (1)        10,201,350           98.8%              10,201,350                 66.6%

----------
[1] The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of their direct stock holdings. His address is 7731 So. Woodridge Drive, Parkland, FL 33067

FUTURE SALES BY EXISTING STOCKHOLDERS

     A total of 10,325,000 shares of common stock are held by our present shareholders. Of this, a total of 10,201,350 shares were issued to our President and Chairman, all of which are restricted securities, as defined in Rule 144 of the General Rules and Regulations promulgated under the Securities Act of 1933. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing six months after their acquisition.

     Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

     There is a limited public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There are 41 holders of record of our common stock.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

     Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

     * have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
     * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
     * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
     * are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     All shares of common stock now outstanding are fully paid and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of our shares of common stock, present stockholders will own approximately 50% of our outstanding shares.

CASH DIVIDENDS

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position and our general economic condition. It is our intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

ANTI-TAKEOVER PROVISIONS

     There are no Nevada anti-takeover provisions that our Board of Directors has adopted which may have the affect of delaying or preventing a change in control.

REPORTS

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act and the reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

STOCK TRANSFER AGENT

     Our stock transfer agent is Interwest Stock Transfer Co., Salt Lake City,
UT.

                              CERTAIN TRANSACTIONS

     In August, 2010, we issued a total of 10,000,000 shares of restricted common stock to Vincent Beatty, our President and Chairman in lieu of cash compensation for services rendered valued at $10,000.

                               LEGAL PROCEEDINGS

     On December 22, 2010, the Company received a Demand Letter from Cort Poyner, an individual, for payment in the amount of $78,676 which is a liability disclosed in the financial statements, but payable to Simply Fit Holdings Group, Inc., a defunct company. The Company believes the claim by Cort Poyner is without merit. The Company has been informed by counsel for Mr. Poyner that he intends to commence litigation against the Company with respect to his claim.

                                     EXPERTS

     Our financial statements for the years ended December 31, 2009 and 2008 and for the period from June 1, 2003 (inception) to December 31, 2009, included in this prospectus have been audited by Salberg & Company, P.A., an independent registered public accounting firm as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

     The validity of the securities offered hereby have been passed upon for us by of the Law Offices of David E. Wise, Attorney At Law, San Antonio, Texas 78230.

                              FINANCIAL STATEMENTS

     Our fiscal year end is December 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by management and audited by our independent registered public accounting firm.

                          INDEX TO FINANCIAL STATEMENTS

                              DATAMILL MEDIA CORP.
               (f/k/a SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)

                                                                            Page
                                                                            ----

Report of Independent Registered Public Accounting Firm                      F-2

Balance Sheets at December 31, 2009 and 2008                                 F-3

Statements of Operations for the Years Ended December 31, 2009 and 2008,
and for the Period from June 1, 2003 (Inception) to December 31, 2009        F-4

Statement of Changes in Stockholders' Deficit for the Period from
June 1, 2003 (Inception) to December 31, 2009                                F-5

Statements of Cash Flows for the Years Ended December 31, 2009 and 2008,
and for the Period from June 1, 2003 (Inception) to December 31, 2009        F-6

Notes to Financial Statements as of December 31, 2009 and 2008               F-7

Balance Sheets as of September 30, 2010 (Unaudited) and
December 31, 2009                                                           F-15

Statements of Operations for the Three and Nine Months Ended
September 30, 2010 and 2009, and for the Period from June 1, 2003
(Inception) to September 30, 2010 (Unaudited)                               F-16

Statement of Changes in Stockholder's Deficit for the Period from
June 1, 2003 (Inception) to September 30, 2010 (Unaudited)                  F-17

Statements of Cash Flows for the Nine Months Ended September 30, 2010
and 2009, and for the Period from June 1, 2003 (Inception) to
September 30, 2010 (Unaudited)                                              F-18

Notes to Financial Statements as of September 30, 2010 (Unaudited)          F-19

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors of:
DataMill Media Corp. (f/k/a Smitten Press: Local Lore and Legends, Inc.)

     We have audited the accompanying balance sheets of DataMill Media Corp. (f/k/a Smitten Press: Local Lore and Legends, Inc.) (a development stage company) as of December 31, 2009 and 2008 and the related statements of operations, changes in stockholders' deficit and cash flows for each of the two years in the period ended December 31, 2009 and for the period from June 1, 2003 (Inception) to December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DataMill Media Corp. (f/k/a Smitten Press: Local Lore and Legends, Inc.) (a development stage company) as of December 31, 2009 and 2008, and the results of its operations, and its cash flows for each of the two years in the period ended December 31, 2009 and for the period from June 1, 2003 (Inception) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

     The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 in the accompanying financial statements, the Company had minimal activity or operations in 2009 and a deficit accumulated during development stage of $1,069,546 and stockholders' deficit of $93,400 at December 31, 2009 and is a development stage company with no revenues. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's Plan in regards to these matters is also described in Note 5. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Salberg & Company, P.A.
------------------------------------
SALBERG & COMPANY, P.A.
Boca Raton, Florida
December 3, 2010

                             DATAMILL MEDIA CORP.
               (f/k/a SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                                                                December 31,
                                                                      ------------------------------
                                                                          2009              2008
                                                                      ------------      ------------
                                     ASSETS
CURRENT ASSETS
  Cash                                                                $         --      $         --
  Prepaid expense                                                               --                --
                                                                      ------------      ------------
TOTAL CURRENT ASSETS                                                            --                --
                                                                      ------------      ------------

TOTAL ASSETS                                                          $         --      $         --
                                                                      ============      ============

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accounts payable and accrued expenses                               $     14,724      $     14,186
  Due to related party                                                      78,676            78,676
                                                                      ------------      ------------
TOTAL CURRENT LIABILITIES                                                   93,400            92,862
                                                                      ------------      ------------

TOTAL LIABILITIES                                                           93,400            92,862
                                                                      ------------      ------------

STOCKHOLDERS' DEFICIT
  Preferred stock, $0.001 par value, 10,000,000 shares authorized,
   none issued and outstanding                                                  --                --
  Common stock, $0.001 par value, 150,000,000 shares authorized,
   325,000 issued and outstanding at December 31, 2009 and 2008                325               325
  Additional paid-in capital                                             1,078,341         1,078,341
  Accumulated deficit                                                     (102,520)         (102,520)
  Deficit accumulated during development stage                          (1,069,546)       (1,069,008)
                                                                      ------------      ------------
TOTAL STOCKHOLDERS' DEFICIT                                                (93,400)          (92,862)
                                                                      ------------      ------------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                           $         --      $         --
                                                                      ============      ============


                       See notes to financial statements

                              DATAMILL MEDIA CORP.
               (f/k/a SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                                For the Period
                                                                               from June 1, 2003
                                            For the Years Ended December 31,    (Inception) to
                                            -------------------------------       December 31,
                                                2009               2008               2009
                                            ------------       ------------       ------------
Revenues                                    $         --       $         --       $         --
                                            ------------       ------------       ------------
Operating Expenses
  Professional fees                                   --             66,729            159,237
  General and administrative                         538              2,737             76,135
  Compensation - officer                              --             15,000            830,427
                                            ------------       ------------       ------------
Total Operating Expenses                             538             84,466          1,065,869
                                            ------------       ------------       ------------
Loss from Operations                                (538)           (84,466)        (1,065,869)

Other Expense
  Loss on foreign currency exchange                   --                 --             (3,677)
                                            ------------       ------------       ------------

Net Loss                                    $       (538)      $    (84,466)      $ (1,069,546)
                                            ============       ============       ============

Net Loss per share - Basic and diluted      $      (0.00)      $      (0.26)      $      (4.16)
                                            ============       ============       ============
Weighted Average Shares Outstanding
 - Basic and diluted                             325,000            324,377            256,832
                                            ============       ============       ============


                       See notes to financial statements

                              DATAMILL MEDIA CORP.
               (f/k/a SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
        For the Period from June 1, 2003 (Inception) to December 31, 2009

                                                                                              Deficit
                                                                                            Accumulated
                                            Common Stock        Additional                    During           Total
                                        --------------------     Paid-in     Accumulated    Development     Stockholders'
                                        Shares     Par Value     Capital       Deficit         Stage          Deficit
                                        ------     ---------     -------       -------         -----          -------
Balance, June 1, 2003 (Inception)      120,000       $ 120     $  120,400     $(102,520)    $        --      $      --

Common stock issued for book rights    102,500         103           (103)           --              --             --
                                       -------       -----     ----------     ---------     -----------      ---------
Balance, December 31, 2003             222,500         223        102,297      (102,520)             --             --

Contributed officer services                --          --        100,000            --              --        100,000

Contributed legal services                  --          --          2,500            --              --          2,500

Net loss for the year                       --          --             --            --        (106,211)      (106,211)
                                       -------       -----     ----------     ---------     -----------      ---------
Balance, December 31, 2004             222,500         223        204,797      (102,520)       (106,211)        (3,711)

Contributed legal services                  --          --          7,500            --              --          7,500

Net loss for the year                       --          --             --            --        (245,365)      (245,365)
                                       -------       -----     ----------     ---------     -----------      ---------
Balance, December 31, 2005             222,500         223        212,297      (102,520)       (351,576)      (241,576)

Contributed legal services                  --          --          7,500            --              --          7,500

Net loss for the year                       --          --             --            --        (162,106)      (162,106)
                                       -------       -----     ----------     ---------     -----------      ---------
Balance, December 31, 2006             222,500         223        219,797      (102,520)       (513,682)      (396,182)

Common stock issued for services       100,000         100        392,827            --              --        392,927

Contributed legal services                  --          --          5,000            --              --          5,000

Contributed capital                         --          --        445,719            --              --        445,719

Net loss for the year                       --          --             --            --        (470,860)      (470,860)
                                       -------       -----     ----------     ---------     -----------      ---------
Balance, December 31, 2007             322,500         323      1,063,343      (102,520)       (984,542)       (23,396)

Contributed officer services                --          --         15,000            --              --         15,000

Common stock issued for services         2,500           2             (2)           --              --             --

Net loss for the year                       --          --             --            --         (84,466)       (84,466)
                                       -------       -----     ----------     ---------     -----------      ---------
Balance, December 31, 2008             325,000         325      1,078,341      (102,520)     (1,069,008)       (92,862)

Net loss for the year                       --          --             --            --            (538)          (538)
                                       -------       -----     ----------     ---------     -----------      ---------

Balance, December 31, 2009             325,000       $ 325     $1,078,341     $(102,520)    $(1,069,546)     $ (93,400)
                                       =======       =====     ==========     =========     ===========      =========


                       See notes to financial statements

                              DATAMILL MEDIA CORP.
               (f/k/a SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                                                                          For the Period
                                                                                         from June 1, 2003
                                                      For the Years Ended December 31,    (Inception) to
                                                      -------------------------------       December 31,
                                                          2009               2008               2009
                                                      ------------       ------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                            $       (538)      $    (84,466)      $ (1,069,546)
  Adjustments to reconcile net loss
   from operations to net cash used
   in operating activities:
     Contributed services                                       --             15,000            115,000
     Contributed legal services                                 --                 --             22,500
     Stock-based compensation                                   --                 --            392,927
  Changes in assets and liabilities:
     Accounts payable and accrued expenses                     538              7,989             88,105
     Accrued compensation - officer                             --                 --            322,500
                                                      ------------       ------------       ------------
NET CASH USED IN OPERATING ACTIVITIES                           --            (61,477)          (128,514)
                                                      ------------       ------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from related party loans and advances                --             61,477            128,514
                                                      ------------       ------------       ------------
NET CASH PROVIDED BY FINANCING ACTIVITIES                       --             61,477            128,514
                                                      ------------       ------------       ------------

NET CHANGE IN CASH                                              --                 --                 --

CASH - beginning of year                                        --                 --                 --
                                                      ------------       ------------       ------------

CASH - end of year                                    $         --       $         --       $         --
                                                      ============       ============       ============
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
  Interest                                            $         --       $         --       $         --
                                                      ============       ============       ============

  Income taxes                                        $         --       $         --       $         --
                                                      ============       ============       ============
NON-CASH INVESTING AND FINANCING ACTIVITIES
  Reduction of liabilities reflected as
   contributed capital                                $         --       $         --       $    445,719
                                                      ============       ============       ============


                       See notes to financial statements

                              DATAMILL MEDIA CORP.
               (f/k/a SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2009 and 2008


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) DESCRIPTION OF BUSINESS

     Smitten Press: Local Lore and Legends, Inc. (the "Company") was incorporated under the laws of Canada on January 15, 1990 under the name Creemore Star Printing, Inc. The name was changed to Smitten Press: Local Lore and Legends, Inc. on July 15, 2003. The Company was inactive until June 1, 2003 when it entered the development stage. The Company had planned to offer magazines and books for sale. Given the continued delay in recovery in New Orleans due to Hurricane Katrina and the death of the Company's founder and president Mr. Richard Smitten in September 2006, the Company has determined that proceeding with its initial business plan will not be viable. It began seeking other alternatives to preserve stockholder value, including selling controlling interest to a third party who would subsequently merge an operating business into the company. On August 30, 2007 a change in control occurred (see below). Activities during the development stage include development of a business plan, obtaining and developing necessary rights to sell our products, developing a website, and seeking a merger candidate.

     On August 30, 2007, the Company's controlling shareholder, the Estate of Richard Smitten, through its executor, Kelley Smitten, sold 152,700 restricted shares of the Company's common stock held by the estate, which represented 68% of the then outstanding common stock, in a private transaction, to Robert L. Cox in exchange for cash consideration of $600,000 (the "Transaction"). As a result, Robert L. Cox became the Company's controlling shareholder and new CEO. Robert
L. Cox did not engage in any loan transaction in connection with the Transaction, and utilized his personal funds.

     On September 14, 2009, the Company's then controlling shareholder, Carl Feldman (who obtained his controlling interest from Robert Cox in June of 2008 in a private transaction), sold 202,700 restricted shares of the Company's common stock held in the name of Mr. Feldman, which represented 62% of the then outstanding common stock, in a private transaction, to Vincent Beatty in exchange for cash consideration of $10,000 (the "Transaction"). As a result, Vincent Beatty became the Company's controlling shareholder. Mr. Beatty engaged in a loan transaction in connection with the above mentioned stock purchase.

(B) BASIS OF PRESENTATION AND FOREIGN CURRENCY

     The accompanying financial statements are presented under accounting principles generally accepted in the United States of America and in United States dollars.

     Gains and losses resulting from foreign currency transactions are recognized in operations of the period incurred.

(C) USE OF ESTIMATES

     In preparing financial statements, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the periods presented. Actual results may differ from these estimates.

      Significant estimates in 2009 and 2008 include an estimate of the deferred tax asset valuation allowance, shares issued for services, and valuation of contributed services.

                              DATAMILL MEDIA CORP.
               (f/k/a SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2009 and 2008


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(D) CASH EQUIVALENTS

     For the purpose of the cash flow statement, the Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

(E) WEBSITE DEVELOPMENT COSTS

     In accordance with ASC 350-50, formerly EITF Issue No. 00-2, the Company accounts for its website in accordance with ASC 350-40, formerly Statement of Position No. 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" "SOP 98-1".

     ASC 350-40 requires the expensing of all costs of the preliminary project stage and the training and application maintenance stage and the capitalization of all internal or external direct costs incurred during the application development stage. The Company amortizes the capitalized cost of software developed or obtained for internal use over an estimated life of three years.

(F) STOCK-BASED COMPENSATION

     The Company follows the provisions of ASC 718-20-10 Compensation - Stock Compensation which establishes standards surrounding the accounting for transactions in which an entity exchanges its equity instruments for goods or services. ASC 718-20-10 focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-20-10 provides for, and the Company has elected to adopt the modified prospective application under which compensation cost is recognized on or after the required effective date for the fair value of all future share based award grants and the portion of outstanding awards at the date of adoption of this statement for which the requisite service has not been rendered, based on the grant-date fair value of those awards calculated under ASC 718-20-10 pro forma disclosures.

(G) PROMOTER CONTRIBUTION AND CONTRIBUTED SERVICES

     The Company accounts for assets provided to the Company by promoters in exchange for capital stock at the promoter's original cost basis. The value of services provided to the Company by its officer was $15,000 in 2008 which was recorded as contributed services.

(H) REVENUE RECOGNITION

     The Company intends on recognizing revenues in accordance with ASC 605-10. Revenue will be recognized when persuasive evidence of an arrangement exists, as services are provided or when product is delivered, and when collection of the fixed or determinable selling price is reasonably assured.

                              DATAMILL MEDIA CORP.
               (f/k/a SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2009 and 2008


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(I) INCOME TAXES

     The Company accounts for income taxes under ASC 740, formerly Financial Accounting Standards No. 109 "Accounting for Income Taxes". Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period, which includes the enactment date.

     In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48 (FIN-48), Accounting for Uncertainty in Income Taxes--An interpretation of FASB Statement No. 109 and codified into ASC 740. FIN-48 clarifies the accounting for uncertainty in income taxes recognized in an entity's financial statements in accordance with Statement of Financial Accounting Standards No.109, Accounting for Income Taxes. This Interpretation prescribed a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In addition, FIN-48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company adopted the provisions of FIN-48 and they had no impact on its financial position, results of operations, and cash flows.

     Based on its evaluation, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. The Company's evaluation was performed for the tax years ended December 31, 2004 through December 31, 2009 for U.S. Federal Income Tax, for the tax years ended December 31, 2004 through December 31, 2009 for the State of Florida Corporate Income Tax, the years which remain subject to examination by major tax jurisdictions as of December 31, 2009.

(J) COMPREHENSIVE INCOME (LOSS)

     Comprehensive income (loss) includes net loss as currently reported by the Company adjusted for other comprehensive income, net of comprehensive losses. Other comprehensive income for the Company consists of unrealized gains and losses related to the Company's foreign currency cumulative translation adjustment. The comprehensive loss for the periods presented in the accompanying financial statements was not material.

                              DATAMILL MEDIA CORP.
               (f/k/a SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2009 and 2008


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

(K) FAIR VALUE OF FINANCIAL INSTRUMENTS

     ASC 825-10, formerly Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

     At December 31, 2009 the fair value of current liabilities approximated book value.

(L) NEW ACCOUNTING PRONOUNCEMENTS

RECENTLY ISSUED ACCOUNTING STANDARDS

     In May 2009, the Financial Accounting Standards Board ("FASB") issued an accounting standard that became part of ASC Topic 855, "Subsequent Events". ASC Topic 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. ASC Topic 855 sets forth (1) the period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements, (2) the circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements and (3) the disclosures that an entity should make about events or transactions that occurred after the balance sheet date. ASC Topic 855 is effective for interim or annual financial periods ending after June 15, 2009. The adoption of ASC Topic 855 did not have a material effect on the Company's financial statements.

     In June 2009, the FASB issued an accounting standard whereby the FASB Accounting Standards Codification ("Codification") will be the single source of authoritative non-governmental United States of America generally accepted accounting principles ("GAAP"). Rules and interpretive releases of the United States of America Securities and Exchange Commission ("SEC") under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. ASC Topic 105 is effective for interim and annual periods ending after September 15, 2009. All existing accounting standards are superseded as described in ASC Topic 105. All other accounting literature not included in the Codification is non-authoritative. The Codification has not had a significant impact on the Company's financial statements.

     Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

                              DATAMILL MEDIA CORP.
               (f/k/a SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2009 and 2008


NOTE 2 - RELATED PARTIES

     Office space was and is provided on a month-to-month basis formerly by the Company's CEO and currently by an affiliate for no charge, however, for all periods presented, the value was not material.

     A promoter contributed certain rights and inventory to the Company for 102,500 common shares in 2003. (See Note 3)

     During each of the years ended December 31, 2007, 2006, 2005 and December 31, 2004, the Company received proceeds totaling $67,037 from the Company's officer and former officer ($23,734, $22,573, $20,630 and $100, respectively) for general and administrative expenses. Additionally, during 2007, a former officer advanced cash to the company of $8,846. On August 30, 2007, in connection with the sale of the Company's common stock in a private transaction (See Note 1), this debt was settled. Accordingly, the Company reduced this debt by $52,149 and reflected contributed capital of $52,149 by increasing paid-in capital on the accompanying balance sheet.

     Prior to August 30, 2007, the Company reflected accrued compensation - officers of $322,500 due to the Company's former officers of $310,000 and $12,500, respectively. In August 2007, in connection with the sale of certain common shares of Company's common stock held by a majority stockholder, in a private transaction (See Note 1), this accrued compensation was settled. Accordingly, the Company reduced accrued compensation - officers by $322,500 and reflected contributed capital of $322,500 by increasing paid-in capital on the accompanying balance sheet.

     During the year ended December 31, 2007 and 2006, in connection with legal services provided by a former officer of the Company, the Company valued this service at their fair market value and recorded compensation expense and contributed capital of $5,000 and $7,500, respectively.

     During the year ended December 31, 2007, an affiliate company related to the Company's chief executive officer through common ownership, advanced funds of $17,199 to the Company for working capital purposes. These advances are reflected as due to related party on the accompanying balance sheet, are non-interest bearing and are payable on demand.

     During 2008, this same affiliate company advanced the Company $61,477 to sustain operations. The total amount due to this related party at December 31, 2008 and 2009 was $78,676. These advances are reflected as due to related party on the accompanying balance sheets, are non-interest bearing and are payable on demand.

NOTE 3 - STOCKHOLDERS' DEFICIT

     In June 2003, the Company issued 102,500 shares to R. L. Smitten who was considered a promoter for perpetual exclusive rights to market local lore and legend magazines. There was no net accounting effect of this transaction as the original cost basis to the promoter was zero.

     During 2004, compensation in the amount of $100,000 was recorded to additional paid-in capital for services provided by the officer.

                              DATAMILL MEDIA CORP.
               (f/k/a SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2009 and 2008


NOTE 3 - STOCKHOLDERS' DEFICIT (CONTINUED)

     During 2004, legal expenses in the amount of $2,500 were recorded to additional paid-in capital for legal services provided.

     During 2005, legal expenses in the amount of $7,500 were recorded to additional paid-in capital for legal services provided.

     During 2006, legal expenses in the amount of $7,500 were recorded to additional paid-in capital for legal services provided.

     During 2007, legal expenses in the amount of $5,000 were recorded to additional paid-in capital for legal services provided.

     On May 8, 2007, the Company filed Articles of Domestication and Articles of Incorporation with the State of Nevada. The Company is now a Nevada corporation with 10,000,000 shares of $0.001 par value preferred stock authorized and had 50,000,000 shares of $0.001 par value common stock authorized prior to the below 2010 increase (see Note 8). The effect of the re-domestication was to reclassify $80,270 to additional paid-in capital from common stock for the change in par value. All share and per share amounts have been retroactively reflected for the change.

     On August 30, 2007, in connection with the sale of the Company's common stock in a private transaction (See Note 1), accounts payable amounting to $73,381 was repaid and the former officer's estate retained the remaining cash balance of $2,311. Accordingly, the Company reduced accounts payable by $73,381 and reduced cash by $2,311 and reflected a contributed capital of $71,070 by increasing paid-in capital on the accompanying balance sheet.

     On August 30, 2007, in connection with the sale of the Company's common stock in a private transaction (See Note 1), amounts due to former officers of the company of $52,149 and accrued compensation - officers of $322,500 was settled. Accordingly, the Company reflected a contributed capital of $374,649 by increasing paid-in capital on the accompanying balance sheet.

     On September 30, 2007, the Company issued 100,000 shares of its common stock to its chief executive officer for services rendered. The shares were valued and expensed at $392,927 or $0.039 per share which was a contemporaneous sale price in a private transaction where a former officer's estate sold a portion of his common shares of the Company to the new officer (see Note 1).

     During 2008, compensation in the amount of $15,000 was recorded as additional paid-in capital for services provided by an officer of the Company.

     In April 2008, the Company issued 2,500 shares of common stock for services. The value of the shares issued was de minimis.

NOTE 4 - INCOME TAXES

     There was no income tax expense for the years ended December 31, 2009 and 2008 due to the Company's net losses. The Company has established a 100% valuation allowance against any deferred tax assets which primarily relate to the Company's net operating loss carryforwards.

     The Company's tax expense differs from the "expected" tax expense for Federal income tax purposes for the years ended December 31, 2009 and 2008, (computed by applying an estimated Corporate tax rate of 40% to loss before taxes), as follows:

                              DATAMILL MEDIA CORP.
               (f/k/a SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2009 and 2008


NOTE 4 - INCOME TAXES (CONTINUED)


                                                   Years Ended December 31,
                                                  -------------------------
                                                     2009           2008
                                                  ----------     ----------

Computed "expected" tax benefit                   $     (215)    $  (33,786)
Contributed services                                      --          6,000
Change in deferred tax asset valuation allowance         215         27,786
                                                  ----------     ----------

                                                  $       --     $       --
                                                  ==========     ==========

The effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities at December 31, 2009 and 2008 are as follows:

                                                   Years Ended December 31,
                                                  -------------------------
                                                     2009           2008
                                                  ----------     ----------

Deferred tax assets:
  Operating loss carryforward                     $  413,826     $  413,611
   Total gross deferred tax assets                   413,826        413,611
Less valuation allowance                            (413,826)      (413,611)
                                                  ----------     ----------

Net deferred tax assets                           $       --     $       --
                                                  ==========     ==========

     The valuation allowance at December 31, 2009 and 2008 was $413,826 and $413,611, respectively. The valuation allowance increased by $215 during the year ended December 31, 2009. The Company has net operating losses of approximately $1,035,000 at December 31, 2009 available to offset future net income through 2029.

     The utilization of the net operating loss carryforwards is dependent upon the ability of the Company to generate sufficient taxable income during the carryforward period. The Company has had a change of ownership and change in business as defined by the Internal Revenue Code Section 382. As a result, a substantial annual limitation may be imposed upon the future utilization of its net operating loss carryforwards.

     Based on its evaluation, as described in Note 1, the Company has concluded that there are no significant uncertain tax positions requiring recognition in its financial statements. The Company's evaluation was performed for the tax years ended December 31, 2004 through December 31, 2009 for both U.S. Federal Income Tax and for the State of Florida Corporate Income Tax, the years which remain subject to examination by the respective tax jurisdictions as of December 31, 2009.

                              DATAMILL MEDIA CORP.
               (f/k/a SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 2009 and 2008


NOTE 5 - GOING CONCERN

     As reflected in the accompanying financial statements, the Company had a net loss and net cash used in operations of $538 and $0, respectively, for the year ended December 31, 2009 and a deficit accumulated during development stage of $1,069,546 and stockholders' deficit of $93,400 at December 31, 2009 and is a development stage company with no revenues. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital, and generate revenues. The Company had plans to locate an operating company to merge with or sell a controlling interest to a third party who would subsequently merge an operating business into the Company. The most recent sale of a majority interest (approximately 68%) occurred in September 2009 and now management intends to merge an operating entity into the Company. Management believes that the actions presently being taken provide the opportunity for the Company to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 6 - CONCENTRATIONS

     As discussed in Note 1, through the change in ownership of the Company, from August 2007 through 2008, the Company was funded solely by funds advanced through a commonly controlled affiliate, Simply Fit Holdings Group, Inc. The amount owed as of December 31, 2009 and 2008 was $78,676.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

     The Company was named as a defendant with others in a lawsuit filed June 24, 2008 in the Florida Southern District Court, Case No. 0:2008cv60953. The plaintiff, a New York individual, alleges a RICO count against all of the defendants. On September 14, 2009 a settlement agreement was reached with the plaintiff on behalf of the Company where all claims were settled. There was no accounting effect on the Company as a result of the settlement.

NOTE 8 - SUBSEQUENT EVENTS

     The Company has performed an evaluation of subsequent events in accordance with ASC Topic 855. Other than the events noted below, the Company is not aware of any subsequent events which would require recognition or disclosure in the financial statements.

     On April 30, 2010, the holders of a majority of the shares of Common Stock of the Registrant acting on written consent elected Vincent Beatty as Director and President of the Company, and Robert Kwiecinski as Director and Secretary of the Company, to serve in said positions until the next Meeting of Shareholders.

     On April 30, 2010, our Board of Directors approved a change in name of the Registrant to DataMill Media Corp. a reverse-split of our Common Stock on the basis of one new share of Common Stock for each one hundred shares of Common Stock held of record at the close of business on June 30, 2010 and an increase in the number of authorized common stock from 50,000,000 shares to 150,000,000 shares. These corporate actions were ratified on April 30, 2010 by holders of a majority of the shares of Common Stock of the Registrant acting on written consent and the Amendment was filed with the State of Nevada on May 7, 2010. The Registrant was notified by Financial Industry Regulatory Authority ("FINRA") that the name and new symbol change of DATAMILL MEDIA CORP. "SPLID" became effective on August 23, 2010. All share and per share data has been adjusted to reflect the effect of the reverse-split.

     On August 23, 2010, the Company issued 10,000,000 restricted shares of its common stock to its chief executive officer, Vincent Beatty, for services rendered. The shares were valued at $0.001 per share or $10,000.

                              DATAMILL MEDIA CORP.
               (f/k/a SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                                                   September 30, 2010     December 31, 2009
                                                                   ------------------     -----------------
                                                                       (Unaudited)
                                     ASSETS

CURRENT ASSETS:
  Cash                                                                 $     2,500           $        --
  Prepaid expense                                                               --                    --
                                                                       -----------           -----------
TOTAL CURRENT ASSETS                                                         2,500                    --
                                                                       -----------           -----------

TOTAL ASSETS                                                           $     2,500           $        --
                                                                       ===========           ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
  Accounts payable and accrued expenses                                $    22,025           $    14,724
  Due to related party - officer                                            41,686                    --
  Due to related party                                                      78,676                78,676
                                                                       -----------           -----------
TOTAL CURRENT LIABILITIES                                                  142,387                93,400
                                                                       -----------           -----------

TOTAL LIABILITIES                                                          142,387                93,400
                                                                       -----------           -----------
STOCKHOLDERS' DEFICIT
  Preferred stock, $0.001 par value, 10,000,000 shares authorized,
   none issued and outstanding                                                  --                    --
  Common stock, $0.001 par value, 150,000,000 shares authorized,
   10,325,000 and 325,000 issued and outstanding at September 30,
   2010 and December 31, 2009, respectively                                 10,325                   325
  Additional paid-in capital                                             1,078,341             1,078,341
  Accumulated deficit                                                     (102,520)             (102,520)
  Deficit accumulated during development stage                          (1,126,033)           (1,069,546)
                                                                       -----------           -----------
TOTAL STOCKHOLDERS' DEFICIT                                               (139,887)              (93,400)
                                                                       -----------           -----------

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                            $     2,500           $        --
                                                                       ===========           ===========


                  See unaudited notes to financial statements

                              DATAMILL MEDIA CORP.
               (f/k/a SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                                                      For the Period from
                                         For the Three Months Ended       For the Nine Months Ended       June 1, 2003
                                                September 30,                    September 30,           (Inception) to
                                       -----------------------------    -----------------------------     September 30,
                                           2010             2009            2010             2009             2010
                                       ------------     ------------    ------------     ------------     ------------
Revenues                               $         --     $         --    $         --     $         --     $         --
                                       ------------     ------------    ------------     ------------     ------------
OPERATING EXPENSES
  Professional fees                              --               --          35,742               --          195,049
  General and administrative                  7,550               --          10,745              500           86,880
  Compensation - officer                     10,000               --          10,000               --          840,427
                                       ------------     ------------    ------------     ------------     ------------

Total Operating Expenses                     17,550               --          56,487              500        1,122,356
                                       ------------     ------------    ------------     ------------     ------------

Loss from Operations                        (17,550)              --         (56,487)            (500)      (1,122,356)

OTHER EXPENSE:
  Loss on foreign currency
   exchange                                      --               --              --               --           (3,677)
                                       ------------     ------------    ------------     ------------     ------------

Net Loss                               $    (17,550)     $        --    $    (56,487)    $       (500)    $ (1,126,033)
                                       ============     ============    ============     ============     ============
Net Loss per share
 - Basic and diluted                   $         --     $         --    $      (0.03)    $      (0.00)    $      (2.78)
                                       ============     ============    ============     ============     ============
Weighted Average Shares Outstanding
 - Basic and diluted                      4,500,824          325,000       1,722,059          325,000          405,652
                                       ============     ============    ============     ============     ============


                  See unaudited notes to financial statements

                              DATAMILL MEDIA CORP.
               (f/k/a SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
       For the Period from June 1, 2003 (Inception) to September 30, 2010
                                   (Unaudited)

                                                                                              Deficit
                                                                                            Accumulated
                                            Common Stock        Additional                    During           Total
                                        --------------------     Paid-in     Accumulated    Development     Stockholders'
                                        Shares     Par Value     Capital       Deficit         Stage          Deficit
                                        ------     ---------     -------       -------         -----          -------
Balance, June 1, 2003 (Inception
 of development stage)                 120,000     $   120     $  120,400     $(102,520)    $        --      $      --

Common stock issued for book rights    102,500         103           (103)           --              --             --
                                    ----------     -------     ----------     ---------     -----------      ---------
Balance, December 31, 2003             222,500         223        102,297      (102,520)             --             --

Contributed officer services                --          --        100,000            --              --        100,000

Contributed legal services                  --          --          2,500            --              --          2,500

Net loss for the year                       --          --             --            --        (106,211)      (106,211)
                                    ----------     -------     ----------     ---------     -----------      ---------
Balance, December 31, 2004             222,500         223        204,797      (102,520)       (106,211)        (3,711)

Contributed legal services                  --          --          7,500            --              --          7,500

Net loss for the year                       --          --             --            --        (245,365)      (245,365)
                                    ----------     -------     ----------     ---------     -----------      ---------
Balance, December 31, 2005             222,500         223        212,297      (102,520)       (351,576)      (241,576)

Contributed legal services                  --          --          7,500            --              --          7,500

Net loss for the year                       --          --             --            --        (162,106)      (162,106)
                                    ----------     -------     ----------     ---------     -----------      ---------
Balance, December 31, 2006             222,500         223        219,797      (102,520)       (513,682)      (396,182)

Shares issued for services             100,000         100        392,827            --              --        392,927

Contributed legal services                  --          --          5,000            --              --          5,000

Contributed capital                         --          --        445,719            --              --        445,719

Net loss for the year                       --          --             --            --        (470,860)      (470,860)
                                    ----------     -------     ----------     ---------     -----------      ---------
Balance, December 31, 2007             322,500         323      1,063,343      (102,520)       (984,542)       (23,396)

Contributed officer services                --          --         15,000            --              --         15,000

Issuance of stock issued for services    2,500           2             (2)           --              --             --

Net loss for the year                       --          --             --            --         (84,466)       (84,466)
                                    ----------     -------     ----------     ---------     -----------      ---------
Balance, December 31, 2008             325,000         325      1,078,341      (102,520)     (1,069,008)       (92,862)

Net loss for the year                       --          --             --            --            (538)          (538)
                                    ----------     -------     ----------     ---------     -----------      ---------
Balance, December 31, 2009             325,000         325      1,078,341      (102,520)     (1,069,546)       (93,400)

Shares issued for officer
 Compensation                       10,000,000      10,000             --            --              --         10,000

Net loss for the nine months ended
 September 31, 2010                         --          --             --            --         (56,487)       (56,487)
                                    ----------     -------     ----------     ---------     -----------      ---------
Balance, September 31, 2010         10,325,000     $10,325     $1,078,341     $(102,520)    $(1,126,033)     $(139,887)
                                    ==========     =======     ==========     =========     ===========      =========

                  See unaudited notes to financial statements

                              DATAMILL MEDIA CORP.
               (F/K/A SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                         For the Period from
                                                           For the Nine Months Ended         June 1, 2003
                                                                  September 30,             (Inception) to
                                                         ------------------------------      September 30,
                                                             2010              2009              2010
                                                         ------------      ------------       ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                               $    (56,487)     $       (500)     $ (1,126,033)
  Adjustments to reconcile net loss from operations
   to net cash used in operating activities:
     Contributed officer services                                  --                --           115,000
     Contributed legal services                                    --                --            22,500
     Stock-based compensation                                  10,000                --           402,927
  Changes in assets and liabilities:
     Accounts payable and accrued expenses                      7,301               500            95,406
     Accrued compensation - officer                                --                --           322,500
                                                         ------------      ------------      ------------

NET CASH USED IN OPERATING ACTIVITIES                         (39,186)               --          (167,700)
                                                         ------------      ------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from related party loans and advances               46,686                --           170,200
  Repayments of related party loans and advances               (5,000)               --                --
                                                         ------------      ------------      ------------

NET CASH PROVIDED BY FINANCING ACTIVITIES                      41,686                --           170,200
                                                         ------------      ------------      ------------

NET CHANGE IN CASH                                              2,500                --             2,500

CASH - beginning of period                                         --                --                --
                                                         ------------      ------------      ------------

CASH - end of period                                     $      2,500      $         --      $      2,500
                                                         ============      ============      ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for:
  Interest                                               $         --      $         --      $         --
                                                         ============      ============      ============
  Income taxes                                           $         --      $         --      $         --
                                                         ============      ============      ============
Non-cash investing and financing activities
  Reduction of liabilities reflected as
   contributed capital                                   $         --      $         --      $    445,719
                                                         ============      ============      ============


                  See unaudited notes to financial statements

                              DATAMILL MEDIA CORP.
               (f/k/a SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          Notes to Financial Statements
                               September 30, 2010
                                   (Unaudited)

NOTE 1 - NATURE OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A) DESCRIPTION OF BUSINESS

Smitten Press: Local Lore and Legends, Inc. (the "Company") was incorporated under the laws of Canada on January 15, 1990 under the name Creemore Star Printing, Inc. The name was changed to Smitten Press: Local Lore and Legends, Inc. on July 15, 2003. The Company was inactive until June 1, 2003 when it entered the development stage. The Company had planned to offer magazines and books for sale. Given the continued delay in recovery in New Orleans due to Hurricane Katrina and the death of the Company's founder and president Mr. Richard Smitten in September 2006, the Company has determined that proceeding with its initial business plan will not be viable. It began seeking other alternatives to preserve stockholder value, including selling a controlling interest to a third party who would subsequently merge an operating business into the company. On August 30, 2007 a change in control occurred (see below). Activities during the development stage include development of a business plan, obtaining and developing necessary rights to sell our products, developing a website, and seeking a merger candidate.

On August 30, 2007, the Company's controlling shareholder, the Estate of Richard Smitten, through its executor, Kelley Smitten, sold 152,700 restricted shares of the Company's common stock held by the estate, which represented 68% of the then outstanding common stock, in a private transaction, to Robert L. Cox in exchange for cash consideration of $600,000 (the "Transaction"). As a result, Robert L. Cox became the Company's controlling shareholder and new CEO. Robert L. Cox did not engage in any loan transaction in connection with the Transaction, and utilized his personal funds.

On September 14, 2009, the Company's then controlling shareholder, Carl Feldman (who obtained his controlling interest from Robert Cox in June of 2008 in a private transaction), sold 202,700 restricted shares of the Company's common stock held in the name of Mr. Feldman, which represented 62% of the then outstanding common stock, in a private transaction, to Vincent Beatty in exchange for cash consideration of $10,000 (the "Transaction"). As a result, Vincent Beatty became the Company's controlling shareholder. Mr. Beatty engaged in a loan transaction in connection with the above mentioned stock purchase.

On April 30, 2010, the holders of a majority of the shares of Common Stock of the Registrant acting on written consent elected Vincent Beatty as Director and President of the Company, and Robert Kwiecinski as Director and Secretary of the Company, to serve in said positions until the next Meeting of Shareholders.

On April 30, 2010, our Board of Directors approved a change in name of the Registrant to DataMill Media Corp. a reverse-split of our Common Stock on the basis of one new share of Common Stock for each one hundred shares of Common Stock held of record at the close of business on June 30, 2010 and an increase in the number of authorized common stock from 50,000,000 shares to 150,000,000 shares. These corporate actions were ratified on April 30, 2010 by holders of a majority of the shares of Common Stock of the Registrant acting on written consent and the Amendment was filed with the State of Nevada on May 7, 2010. The Registrant was notified by Financial Industry Regulatory Authority ("FINRA") that the name and new symbol change of DATAMILL MEDIA CORP. "SPLID" became effective on August 23, 2010. All share and per share data has been adjusted to reflect the effect of the reverse-split.

(B) BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and in conformity with the instructions to Form 10-Q and Article 8-03 of Regulation S-X and the related rules and regulations of the Securities and Exchange Commission (the "SEC"). Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, the disclosures included in these financial statements are adequate to make the information presented not misleading.

                              DATAMILL MEDIA CORP.
               (f/k/a SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          Notes to Financial Statements
                               September 30, 2010
                                   (Unaudited)

NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The unaudited financial statements included in this document have been prepared on the same basis as the annual consolidated financial statements and in management's opinion, reflect all adjustments, including normal recurring adjustments, necessary to present fairly the Company's financial position, results of operations and cash flows for the interim periods presented. The unaudited financial statements should be read in conjunction with the audited financial statements and the notes thereto for the year ended December 31, 2009 included in the Company's Annual Report on Form 10-K. The results of operations for the three and nine months ended September 30, 2010 are not necessarily indicative of the results that the Company will have for any subsequent quarter or full fiscal year.

As of September 30, 2010, the Company's significant accounting policies and estimates, which are detailed in the Company's Annual Report on Form 10-K for the year ended December 31, 2009, have not changed materially.

(C) USE OF ESTIMATES

In preparing financial statements, management is required to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the periods presented. Actual results may differ from these estimates.

Significant estimates in 2010 include an estimate of the deferred tax asset valuation allowance and equity based share issuances.

NOTE 2 - GOING CONCERN

As reflected in the accompanying financial statements, the Company had a net loss and net cash used in operations of $56,487 and $39,186, respectively, for the nine months ended September 30, 2010 of a deficit accumulated during development stage of $1,126,033, stockholders' deficiency of $139,887 at September 30, 2010 and is a development stage company with no revenues. The ability of the Company to continue as a going concern is dependent on the Company's ability to further implement its business plan, raise capital, and generate revenues. The Company plans to locate an operating company to merge with or sell a controlling interest to a third party who would subsequently merge an operating business into the Company. Management believes that the actions presently being taken provide the opportunity for the Company to continue as a going concern. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 - RELATED PARTIES

Office space is provided on a month-to-month basis by our CEO for no charge, however, for all periods presented, the value was not material.

During the nine months ended September 30, 2010, our President advanced net funds of $41,686 to the Company for working capital purposes. These advances are reflected as due to related party - officer on the accompanying balance sheet and are in the process of being formalized.

On August 23, 2010, the Company issued 10,000,000 restricted shares of its common stock to its Chief Executive Officer for services rendered. The shares were valued at $0.001 per share or $10,000 and expensed immediately as compensation.

During the fiscal years ended December 31, 2008 and 2007, a company related to the Company's prior Chief Executive Officer through common ownership, advanced funds of $78,676 to the Company for working capital purposes. These advances are reflected as due to related party on the accompanying balance sheet, are non-interest bearing and are payable on demand.

                              DATAMILL MEDIA CORP.
               (f/k/a SMITTEN PRESS: LOCAL LORE AND LEGENDS, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          Notes to Financial Statements
                               September 30, 2010
                                   (Unaudited)

NOTE 4 - STOCKHOLDERS' DEFICIENCY

On May 8, 2007, the Company filed Articles of Domestication and Articles of Incorporation with the State of Nevada. The Company is now a Nevada corporation with 10,000,000 shares of $0.001 par value preferred stock authorized and had 50,000,000 shares of $0.001 par value common stock authorized prior to the below 2010 increase. The effect of the re-domestication was to reclassify $80,270 to additional paid-in capital from common stock for the change in par value. All share and per share amounts have been retroactively reflected for the change.

On April 30, 2010, our Board of Directors approved a change in name of the Registrant to DataMill Media Corp. a reverse-split of our Common Stock on the basis of one new share of Common Stock for each one hundred shares of Common Stock held of record at the close of business on June 30, 2010 and an increase in the number of authorized common stock from 50,000,000 shares to 150,000,000 shares. These corporate actions were ratified on April 30, 2010 by holders of a majority of the shares of Common Stock of the Registrant acting on written consent and the Amendment was filed with the State of Nevada on May 7, 2010. The Registrant was notified by Financial Industry Regulatory Authority ("FINRA") that the name and new symbol change of DATAMILL MEDIA CORP. "SPLID" became effective on August 23, 2010. All share and per share data has been adjusted to reflect the effect of the reverse-split.

On August 23, 2010, the Company issued 10,000,000 restricted shares of its common stock to its Chief Executive Officer for services rendered. The shares were valued at $0.001 per share or $10,000 and expensed immediately as compensation.

NOTE 5 - SUBSEQUENT EVENTS

On December 22, 2010, the Company received a Demand Letter from Cort Poyner, an individual, for payment in the amount of $78,676 which is a liability disclosed in the financial statements, but payable to Simply Fit Holdings Group, Inc., a defunct company. The Company believes the claim by Cort Poyner is without merit.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The estimated expenses of the offering all of which are to be paid by the registrant are as follows (to be provided by Amendment):

                 SEC Registration Fee                  $ 11.61
                 Printing Expenses
                 Accounting Fees and Expenses
                 Legal Fees and Expenses
                 Blue Sky Fees/Expenses
                 Transfer Agent Fees
                                                       -------
                 TOTAL                                 $
                                                       =======

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Our articles of incorporation, as amended, and bylaws, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of these provisions of our articles of incorporation, as amended, and bylaws, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our Company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our articles of incorporation, as amended, and bylaws, are necessary to attract and retain qualified persons as directors and officers.

     Under the Nevada Corporation Law and our articles of incorporation, as amended, and bylaws, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care". This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     During the past three years, the registrant has sold the following securities which were not registered under the Securities Act of 1933, as amended. In connection with the foregoing issuance, the Company relied upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

     On August 23, 2010, the Company issued 10,000,000 restricted shares of its common stock to its Chief Executive Officer for services rendered. The shares were valued at $0.001 per share or $10,000 and expensed immediately as compensation.

                                    EXHIBITS

     The following Exhibits are filed as part of this Registration Statement:

      Exhibit No.               Document Description
      -----------               --------------------
         3.1            Articles of Incorporation.
         3.2            Bylaws.
         4.1            Specimen Stock Certificate.
         5.1            Opinion and Consent of Law Offices of David E. Wise.
        23.1            Consent of Salberg & Company, P.A.
        99.1            Subscription Agreement.

                                  UNDERTAKINGS

     A. The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Intentionally omitted.

     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

     (i) Intentionally omitted.

     (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

     (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424.

     (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

     (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

     (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

     B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Parkland, Florida, on the 2nd day of February, 2011.

                                               DATAMILL MEDIA CORP.


                                               By: /s/ Vincent Beatty
                                                  ------------------------------
                                                  Vincent Beatty, President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement his been signed by the following persons in the capacities and on the dates indicated.


/s/ Vincent Beatty
------------------------------------
President and Director
(Principal Executive Officer)


/s/ Thomas Hagan
------------------------------------
Chief Financial Officer,
Secretary and Director
(Principal Accounting Officer)